Power of Attorney



     I, Keith R. Coogan, CEO of Software Spectrum, Inc., a wholly owned, subsidiary of Level 3 Communications, Inc. (the "Company"), hereby designate any and all of Thomas C. Stortz and Neil J. Eckstein as my agents and attorneys in fact, with full power of substitution, to:

     (a) prepare and sign on my behalf any Form 3, Form 4 or Form 5 with respect to the Company under Section 16 of the Securities Exchange Act of 1934;

     (b) prepare and sign on my behalf any form 144 Notice with respect to the Company under the Securities Act of 1933, as amended;

     (c) file those forms with the Securities Exchange Commission and with any other regulatory authority or stock exchange with which those forms are required to be filed; and

     (d) take any other action necessary, proper or legally required in connection with the foregoing actions.

     This power of attorney will remain in effect for so long as I am subject to the foregoing filing requirements with respect to the Company, unless revoked by me in a written notice delivered to the Company. I hereby acknowledge that neither my attorneys in fact nor the Company are assuming my obligation to file any of those forms on my behalf, or will have any liability to me for failures to file or inaccuracies in those forms.

     IN WITNESS  WHEREOF,  I have  signed  this Power of  Attorney as of May 21,
2003.




                                          /s/ Keith R. Coogan
                                          Keith R. Coogan